Exhibit 11.1

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 14, 2012

by and among

GREENPAC HOLDING LLC,

as the Borrower,

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC

AND

CASCADES USA INC.,

as Lenders,

and

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC,

as Agent for all Lenders

This AMENDED AND RESTATED CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of May 14, 2012, by and among (i) GREENPAC HOLDING LLC, a Delaware limited liability company (the “Borrower”), (ii) CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC, a legal person constituted by the Act respecting the Caisse de dépôt et placement du Québec, R.S.Q., chapter C-2 (“CDPQ”), and CASCADES USA INC., a Delaware corporation, as lenders (together with their respective successors and assigns, the “Lenders”), and (iii) CDPQ, as agent for the Lenders (in such capacity, the “Agent”).

WHEREAS, the Borrower is a Delaware limited liability company governed by a Limited Liability Company Agreement entered into as of June 24, 2011, by and among, 27102009 USA LLC, a Delaware limited liability company (“Norampac Investor”), 19J LLC, a Delaware Limited Liability Company, 56P LLC, a Delaware Limited Liability Company (together with 19J LLC, “Jamestown Investor”), CDPQ INVESTMENT GML INC., a Delaware corporation, and CONTAINERBOARD PARTNERS INC., a Delaware corporation, and as further amended and restated, supplemented or otherwise modified from time to time (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, the “LLC Agreement”);

WHEREAS, the Borrower is the manager and sole member of GREENPAC MEMBER LLC, a Delaware limited liability company (“Intermediary Holdco”), which is the manager and sole member of GREENPAC MILL LLC (the “Project Company”);

WHEREAS, the Project Company is the borrower under a Credit Agreement, dated and effective as of June 24, 2011 (the “Original Closing Date”), among the Project Company, the guarantors party thereto, GENERAL ELECTRIC CAPITAL CORPORATION, as a lender and as agent for all lenders thereto, GE CAPITAL MARKETS, INC., as lead arranger and bookrunner thereto, GE CAPITAL MARKETS CANADA LTD., as lead arranger and bookrunner thereto, KFW IPEX-BANK GMBH, as Lender and ECA Agent thereto, and the other lenders signatory thereto (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, the “Project Company Credit Agreement”);

WHEREAS, the Borrower, the Agent and the Lenders desire to amend, restate and replace the Credit Agreement, dated the Original Closing Date, by and among the Borrower, the Lenders party thereto, and the Agent (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, the “Bridge Loan Credit Agreement”), under which the Lenders provided Borrower with one or more loans in an original aggregate principal amount of $61,000,000.00 (the “Original Loan”);

WHEREAS, as of the date hereof, the outstanding principal amount of the Original Loan after all accrued interest has been capitalized in accordance with the terms of the Bridge Loan Credit Agreement is $61,686,261.04, and the amount of all accrued but uncapitalized interest is $0.00;

WHEREAS, the Borrower, the Agent and the Lenders intend that (i) the Obligations (as defined in the Bridge Loan Credit Agreement) shall continue to exist under, and be evidenced by, this Agreement and the Collateral (as defined in this Agreement) shall secure the Obligations (as defined in this Agreement) and (ii) by entering into and performing their respective obligations hereunder, the amendment and restatement of the Bridge Loan Credit Agreement pursuant to the terms of this Agreement shall not constitute a novation and shall in no way adversely affect or impair the priority of Liens granted under any of the Loan Documents (as defined in the Bridge Loan Credit Agreement);

WHEREAS, neither Intermediary Holdco nor Project Company shall have any liability or obligations in respect of (i) this Agreement or the Bridge Loan Credit Agreement or (ii) any Obligations (as defined in the Bridge Loan Credit Agreement) or Obligations (as defined in this Agreement);

NOW, THEREFORE, the Borrower, the Agent and the Lenders agree that the Bridge Loan Credit Agreement is hereby amended and restated in its entirety pursuant to the terms of this Agreement as follows:

ARTICLE 1

DEFINITIONS

1.01	Definitions.

Except as otherwise expressly provided, capitalized terms used in this Agreement and its exhibits shall have the meanings given in Exhibit A or, where not defined in this Agreement, in the Project Company Credit Agreement.

1.02	Rules of Interpretation.

Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A shall apply to this Agreement.

ARTICLE 2

THE CREDIT FACILITY

2.01	Loan Facility.

(a)	Release of Bridge Loan Credit Agreement Obligations. With the exception of the principal amount of the Original Loan, together with all capitalized and accrued but uncapitalized interest thereon, that (x) was outstanding under the Bridge Loan Credit Agreement and (y) remains outstanding hereunder and secured by the Collateral Documents, the Borrower, the Agent and the Lenders hereby fully and forever release and discharge each other and the other party’s Affiliates and their respective present, former and future directors, officers, shareholders, employees, partners, attorneys, agents, guarantors and sureties, from any and all past, present or future claims, demands, suits, obligations, causes of action, controversies, debts, costs, expenses, damages, judgments, losses, and liabilities, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, concealed or hidden, arising on or prior to the date hereof under, or in connection with the Bridge Loan Credit Agreement.

(b)	General Terms of the Loans.

(i)	Principal Amount. As of the date hereof, the principal outstanding amount of the Original Loan including all capitalized interest and any accrued and unpaid interest that shall be deemed capitalized is $61,686,261.04.

(ii)	Evidence of Loans. On and after the date hereof, the loans made by each Lender to the Borrower under the Bridge Loan Credit Agreement shall be evidenced by this Agreement (collectively, the “Loans”), and on the date hereof, the outstanding principal amount of each Lender’s Loan is set forth in Schedule 2.01(b).

(iii)	Loan Interest. Interest shall accrue on the unpaid principal amount of each Loan at a rate per annum equal to the Applicable Rate in accordance with Section 2.01(c).

(iv)	Payment of Principal at Maturity. The Borrower hereby unconditionally promises to pay to each Lender the then unpaid principal amount of such Lender’s Loan and any accrued and unpaid interest thereon on the Loan Maturity Date in a single payment, subject, however, to the amortization payment requirements pursuant to Section 2.06 hereof.

(v)	No Additional Borrowings. To the extent repaid or prepaid, Loans may not be reborrowed.

(c)	Interest Provisions Relating to the Loans.

(i)	Each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum (the “Applicable Rate”) equal to: (i) until the date of Final Acceptance, 12.0%; (ii) from the date of Final Acceptance to the date of Ramp-Up Completion, 10.75%; and (iii) thereafter, in respect of each Interest Period, the applicable interest rate shall be determined in respect of such Interest Period on the basis of the Net-Debt-to-EBITDA Ratio of the Borrower, calculated on a consolidated basis based on the most recently completed four fiscal quarters immediately preceding such Interest Period on the basis of the financial statements of the Borrower, and in respect of such Interest Period shall be the interest rate set forth in the following table in the tier corresponding to the Borrower’s Net-Debt-to-EBITDA ratio as so determined:

Net-Debt-to-EBITDA Ratio	Interest Rate
≥ 4.0	9.5%
≥ 3.5 and < 4.0	9.0%
≥ 3.0 and < 3.5	8.5%
≥ 2.5 and < 3.0	8.0%
< 2.5	7.5%

(ii)	For the period commencing on the date on which the Original Loan was made to the Borrower and ending on the date of Ramp-Up Completion, accrued interest on each Loan will not be paid in cash, but will be capitalized and added to the principal balance of such Loan on each Interest Payment Date. After the date of Ramp-Up Completion, the Borrower shall pay interest on each Loan in arrears in cash on each Interest Payment Date; provided, however, that if on any such Interest Payment Date, there is insufficient Distributable Cash to pay interest then due and payable, such interest shall continue to accrue and such unpaid amount shall be due and payable on the next succeeding Interest Payment Date on which sufficient Distributable Cash is available for such payment. Interest shall also be paid by the Borrower on the date of any payment or prepayment of principal of the Loans.

(iii)	Notwithstanding anything herein to the contrary, to the extent there is sufficient Distributable Cash, if the aggregate amount of previously accrued but unpaid interest (including capitalized interest and original issue discount) which would be includible in income of a Lender, (within the meaning of Section 163(i) of the Code) (the “Aggregate Accrual”) on any Interest Payment Date on the Loans following the fifth (5th) anniversary of the date hereof, exceeds an amount equal to the product of (A) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of the Loans and (B) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of the Loans (such sum, the “Maximum Accrual”), then, on each such Interest Payment Date, Borrower shall be required to pay an amount in cash equal to the excess, if any, of the Aggregate Accrual over the Maximum Accrual.

(iv)	Anything herein to the contrary notwithstanding, the obligations of the Borrower shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by Applicable Law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lenders is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the date of this Agreement and as otherwise provided in this Agreement.

2.02	Other Payment Terms.

(a)	Place and Manner. The Borrower shall make all payments due to the Lenders hereunder in accordance with Article 6 herein.

(b)	Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)	Late Payments. If any principal amounts required to be paid by or on behalf of the Borrower under this Agreement remain unpaid after such principal amounts are due, the Borrower shall pay or cause to be paid interest on the aggregate outstanding balance of such principal amounts from the date due until those amounts are paid in full at a per annum rate equal to the Applicable Rate plus 2%.

(d)	Application of Payments. Payments made under this Agreement shall be applied first to any fees, costs, charges or expenses payable to the Agent and the Lenders hereunder, second to any accrued but unpaid interest (including any capitalized interest) on the Loans and third to any outstanding principal of the Loans; provided, that if a payment is made during the continuance of an Event of Default, payments may be applied in any order designated by the Lenders.

2.03	Standstill.

The terms and conditions of the Loans and this Agreement shall be subject to the Acknowledgment Agreement (Parent Debt), in the form attached hereto as Exhibit C. The Lenders agree that the Acknowledgment Agreement (Parent Debt) shall apply to any refinancing of the Project Company Senior Debt Obligations in accordance with the LLC Agreement or as permitted under the Project Company Credit Agreement.

2.04	Optional Prepayments.

At any time, and from time to time, the Borrower may, at its option and without the approval of the Lenders, on any Business Day, make a voluntary prepayment, in whole or in part, of the aggregate unpaid principal amount of the Loans; provided, however, that any such partial prepayment of the Loans shall be in an aggregate minimum amount of $300,000 (or such lesser amount if such prepayment repays all outstanding Obligations) and an integral multiple of $100,000 in excess thereof.

2.05	Mandatory Prepayments.

(a)

Within five (5) days following the date on which a Parent Equity Investor (or its respective Taxpayer Owner(s) or other designated affiliate) makes or, under the terms of the Contribution Agreement, is required to make, a contribution or other payment to the Borrower on account of its respective RTC Allocable Share for such Tax Year (a “Contribution”), but, in any event, no later than on December 16 of each year following the relevant Tax Year, the Borrower shall prepay outstanding Loans in an amount equal to each such Contribution.

(b)	To the extent the Project Company Senior Debt Obligations have been paid in full (with the exception of any such obligations that expressly survive the termination of the Project Company Loan Documents), upon the occurrence of the following events:

(i)	a sale of all or a substantial portion of the Project Company’s Property; and/or

(ii)	an Event of Loss, whereby the aggregate amount of the Net Proceeds From Event of Loss received by the Borrower in connection with such Event of Loss during the Fiscal Year exceeds $100,000;

the Borrower shall make a prepayment of the Loans and other Obligations then owing in an amount equal to the lesser of (x) the aggregate amount of all such Loans and Obligations and (y) the amount of proceeds received in connection with the events described in clauses (i) and (ii) above, as applicable (net of sale, use or other transaction taxes payable in connection therewith and other direct transaction expenses reasonably incurred by the Borrower in connection with any such events).

(c)	Subject to restrictions contained in the Project Company Credit Agreement or the Depositary Agreement, the Borrower shall promptly (and in any event within 5 Business Days) prepay outstanding Loans and other amounts hereunder with any and all amounts transferred or credited to the Sweep Account in accordance with or as permitted under the Depositary Agreement. Notwithstanding the foregoing, the Borrower shall be permitted to pay or cause to be paid up to an aggregate amount of $250,000 solely pursuant to and in accordance with the Contribution Agreement (and the Parent Equity Investor Subordination Agreements) in respect of accrued and unpaid interest that is due and payable in cash on Proportionate Notes (under, and as defined in, the Contribution Agreement).

2.06	Scheduled Loan Amortization Payments.

On each Payment Date occurring after the Amortization Start Date, to and including the Loan Maturity Date, the Borrower shall repay the Loans in principal amounts (including, for avoidance of doubt, any capitalized interest on the Loans which remains unpaid) set forth on the amortization schedules attached hereto as Schedule 2.06 (the “Amortization Schedule”). The final scheduled installment of the Loans shall, in any event, be in an amount equal to the entire remaining principal balance of the Loans, and shall be due on the earlier of the final date set forth in the Amortization Schedule and the Loan Maturity Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Borrower makes the following representations and warranties to and in favor of the Agent and the Lenders as of the date hereof.

3.01	Organization; Power and Authority.

The Borrower (i) is a limited liability company duly constituted, validly existing and in good standing under the laws of the State of Delaware and (ii) is duly qualified, authorized to do business and in good standing in the State of New York and in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Borrower has all requisite power and authority to carry on its business as now being conducted and as proposed to be conducted and to execute, deliver and perform its obligations under this Agreement and all other Loan Documents to which it is a party.

3.02	Due Authorization; Binding Effect.

The Borrower has taken all necessary limited liability company action to execute, deliver and perform its obligations hereunder and each other Loan Document, and has validly executed and delivered this Agreement and each of the other Loan Documents. This Agreement constitutes, and each of the other Loan Documents constitute or upon execution and delivery will constitute, the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

ARTICLE 4

AFFIRMATIVE COVENANTS OF BORROWER

The Borrower covenants and agrees that so long as this Agreement is in effect it will, unless the Lenders otherwise consent (or waive compliance):

4.01	Compliance with Laws.

Comply in all material respects with all Applicable Laws that are applicable to the Borrower.

4.02	Notices.

Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, provide the Lenders with (a) a copy of any written notice delivered to or received from the Project Company Lenders of the occurrence of any Default or Event of Default (in each case, as defined in the Project Company Loan Documents) under the Project Company Loan Documents, and (b) written notice of the occurrence of any Event of Default or Inchoate Default hereunder. Notwithstanding the foregoing, the Borrower may provide the Lenders with copies of any budgets, reports, analysis, certificates or other materials related to the Project as well as any other written notices delivered to or received from the Project Company Lenders under the Project Company Loan Documents.

4.03 Financial Statements.

(a)	Deliver copies to the Lenders of such annual financial statements required to be delivered by the Borrower to its members pursuant to the LLC Agreement within five (5) Business Days after such financial statements become available for distribution to such members; and

(b)	Each time that financial statements are delivered under Section 4.03(a), deliver to the Lenders a certificate signed by the natural person who is a senior financial officer, managing director, managing general partner or managing member of the applicable Person shall be delivered along with such financial statements, certifying that such senior financial officer, managing director, managing general partner or managing member has made or caused to be made a review of the transactions and financial condition of the applicable Person during the relevant fiscal period and that such review has not, to the best knowledge of such senior financial officer, managing director, managing general partner or managing member, disclosed the existence of any event or condition which constitutes an Event of Default or an Inchoate Default hereunder, or if any such event or condition existed or exists, the nature thereof and the corrective actions that such Person has taken or proposes to take with respect thereto, and also certifying that the applicable Person is in compliance with all applicable material provisions of this Agreement, stating the nature of such non-compliance and the corrective actions which such person has taken or proposes to take with respect thereto.

4.04 Cooperation.

Perform, or cause to be performed, upon the reasonable request of a Lender, such reasonable acts as may be necessary or advisable to comply with the terms of this Agreement, the other Loan Documents to which Borrower is a party and the LLC Agreement.

4.05 Existence, Conduct of Business, Properties, Etc.

Maintain and preserve its existence as a Delaware limited liability company and all material rights, privileges and franchises necessary or desirable in the normal conduct of its business.

4.06 Books, Records, Access.

Permit employees or agents of Lenders reasonably identified as such, at any reasonable times and upon reasonable prior notice to examine or audit the Borrower’s books, accounts and records and make copies and memoranda thereof.

4.07 Taxes and Other Government Charges.

Pay or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to the Borrower; provided, that any such tax, assessment, or governmental charge, need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto.

4.08 Further Assurances.

Promptly upon request by the Agent or any Lender (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, if applicable, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

ARTICLE 5

NEGATIVE COVENANTS OF BORROWER

The Borrower covenants and agrees that so long as this Agreement is in effect it will not, without the consent of the Lenders:

5.01 Contingent Liabilities.

Become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person or otherwise create, incur, assume or suffer to exist any contingent obligation exceeding in the aggregate [REDACTED]; provided, however, that this Section 5.01 shall not be deemed to prohibit the acquisition of goods, supplies or merchandise in the normal course of business on normal trade credit.

5.02 Limitations on Liens.

Create, assume or suffer to exist any Lien on its Property, except Permitted Liens.

5.03 Indebtedness.

(a) Incur, create, assume or permit to exist any Debt other than (i) the Loans and other Obligations hereunder, (ii) contingent obligations permitted under Section 5.01 and (iii) Debt incurred in accordance with the terms of Section 3 of the Contribution Agreement; or

(b) permit Intermediate Holdco or the Project Company to incur, create, assume or permit to exist any Debt other than Debt of Intermediate Holdco or the Project Company permitted to be incurred under the Project Company Loan Documents.

5.04 Sale or Lease of Assets.

Sell, lease, assign, transfer or otherwise dispose of any of its Property, whether now owned or hereafter acquired.

5.05 Changes.

Change the nature of its business or expand its business beyond the business contemplated herein and in the LLC Agreement or change its name or the type or jurisdiction of its organization, in each case, without the prior written consent of the Lenders, such consent not to be unreasonably withheld, and subject to making such filings, amendments or taking such other steps as may be required or advisable in the reasonable opinion of the Lenders.

5.06 Distributions.

Make or permit to be made any distributions, except as otherwise permitted hereunder or under the LLC Agreement.

5.07 Investments.

Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, except Permitted Investments.

5.08 Transactions with Affiliates.

Directly or indirectly enter into any transaction or series of transactions with or for the benefit of an Affiliate other than those permitted under LLC Agreement.

5.09 Regulations.

Directly or indirectly apply, or cause to apply, any part of the proceeds of any Loan or Project revenues to the purchasing or carrying of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

5.10 Partnerships.

Become a general or limited partner in any partnership, a joint venturer in any joint venture or a member in any limited liability company.

5.11 Dissolution.

Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of all or any substantial part of its Property or business, or combine, merge or consolidate with or into any other entity.

5.12 Fiscal Year.

Change its fiscal year without written notice to the Lenders at least thirty (30) days prior to such change, such consent not to be unreasonably withheld, delayed or conditioned.

5.13 Assignment.

Assign its rights hereunder or under any of the Loan Documents to which it is a party.

5.14 Transfer of Interests.

Cause, make, suffer, permit or consent to any creation, sale, assignment, pledge, hypothecation or transfer of any direct or indirect ownership interest or other interest in the Borrower.

5.15 ERISA.

Establish, maintain, contribute to or become obligated to contribute to any ERISA Plan or suffer or permit any member of the Controlled Group to do so.

ARTICLE 6

PAYMENTS

6.01 Timing of Payments. The Borrower shall make (or cause to be made) all payments due to each Lender hereunder and each payment shall be made to the account of each Lender specified in such payment instruction in lawful money of the United States and in immediately available funds not later than 12:00 noon New York City time, on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the next Business Day after such payment is received.

6.02 Taxes.

(a)	Any and all payments due to the agent or any Lender by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by Applicable Law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)	In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)	The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Agent), each Lender for all Indemnified Taxes and Other Taxes (including any Indemnified Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.02 paid by such Lender, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted.

(d)	Each Foreign Lender that is entitled to an exemption from or reduction of United States federal withholding Tax with respect to payments hereunder shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether such Lender is subject to backup withholding or information reporting requirements.

(e)	If a payment made to a Foreign Lender would be subject to United States federal withholding Tax imposed by FATCA if such Foreign Lender fails to comply with the applicable reporting requirements of FATCA, such Foreign Lender shall deliver to the Agent and the Borrower at the time or times prescribed by Applicable Law reasonably requested by the Agent and the Borrower such documentation prescribed by Applicable Law as may be necessary for the Agent and the Borrower to comply with their obligations under FATCA, to determine that such Foreign Lender has complied with such applicable reporting requirements, or to determine the amount to deduct and withhold from any such payments.

ARTICLE 7

BORROWER ACCOUNTS

7.01 Bridge Proceeds Escrow Account.

(a) The Borrower shall establish and maintain, at its sole expense, the BPEA, which shall be opened in the name of the Borrower at the Depositary for the benefit of the Borrower but subject to the control of the Agent under the Control Agreement (both before and after an Event of Default) and subject to the security in favor of the Agent for the benefit of the Lenders. Borrower shall deposit, or cause to be deposited, to the BPEA all proceeds of Loans hereunder. Subject to a duly completed Withdrawal/Transfer Certificate, and the other provisions of this Article 7, the Borrower shall be permitted to withdraw proceeds and funds standing to the credit of the BPEA from time to time for the sole purpose of transferring such funds directly to the Construction Account held in the name of the Project Company for use in accordance with the Depositary Agreement as in effect on the date hereof.

(b) Withdrawal/Transfer Certificate.

(i) Borrower shall not be entitled to request withdrawals or transfers of monies from the BPEA without having provided a Withdrawal/Transfer Certificate authorizing such withdrawal or transfer. Except for transfers made by the Agent as permitted by this Agreement, withdrawals or transfers from the BPEA shall be made following receipt of (and in accordance with) a Withdrawal/Transfer Certificate signed by Borrower and countersigned by Agent (an “Executed Withdrawal/Transfer Certificate”). Each Withdrawal/Transfer Certificate shall request withdrawals and transfers to and from the BPEA in accordance with this Article 7.

(ii) Delivery to the Agent and Form of Withdrawal/Transfer Certificate and Distribution Certificate. At least three (3) Business Days prior to any withdrawal or transfer from the BPEA, the Borrower shall deliver to the Agent:

(1) a Withdrawal/Transfer Certificate signed by a Responsible Officer of the Borrower specifying:

(a)	the amount requested to be withdrawn or transferred from the BPEA;

(b)	the relevant date on which such withdrawal or transfer is to be made;

(c)	the purpose for which the amount so withdrawn or transferred is to be applied; and

(d)	all other information required to be provided in such Withdrawal/Transfer Certificate under, or to evidence compliance with, the relevant provisions of this Article 7.

(iii) Agent’s Review of Certificates; Delivery to Depositary. In the event that, prior to the relevant date of withdrawal or transfer, the Agent shall reasonably determine that either or both: (A) any amounts specified in a Withdrawal/Transfer Certificate (or an amended Withdrawal/Transfer Certificate, as applicable) have been incorrectly calculated; or (B) such Withdrawal/Transfer Certificate (or an amended Withdrawal/Transfer Certificate, as applicable) fails to satisfy the requirements of the provisions of this Agreement or the other Loan Documents, the Agent shall notify the Borrower promptly but in no case later than one (1) Business Days following the Agent’s receipt of such Withdrawal/Transfer Certificate, and shall return such Withdrawal/Transfer Certificate with corrections addressing the concerns noted by the Agent. The Agent shall countersign any Withdrawal/Transfer Certificate that it accepts (or any amended or corrected Withdrawal/Transfer Certificate that it accepts, as applicable), and furnish a copy of such Executed Withdrawal/Transfer Certificate (or such amended or corrected certificate, as applicable) to Depositary (with a copy to the Borrower) at least one (1) Business Day prior to the requested withdrawal/transfer date and, if required, provide any instructions to the Depositary to implement such Executed Withdrawal/Transfer Certificate (or such amended or corrected certificate, as applicable).

(iv) Nothing in this Article 7 shall preclude Agent from consulting with the Borrower, any Lender or any consultant or expert advisor in making its determinations with respect to the accuracy of any Withdrawal/Transfer Certificate (or any amendment or correction thereto).

(v) Except as otherwise provided in this Agreement, following receipt of an Executed Withdrawal/Transfer Certificate, Depositary shall pay or transfer the amount(s) specified in such Executed Withdrawal/Transfer Certificate by making such payment or transfer not later than the close of business New York time on the date set out in such Executed Withdrawal/Transfer Certificate for such payment or transfer (or, if such certificate is not received by Depositary at least one (1) Business Day prior to such date of withdrawal or transfer, by the close of business New York time on the next succeeding Business Day following delivery of such Executed Withdrawal/Transfer Certificate to Depositary).

7.02 Holding Account. All Contributions received in accordance with the Contribution Agreement shall be deposited into the Holding Account and shall be distributed to the Lenders in accordance with Section 2.05(a) hereof.

7.03 Sweep Account. All (i) cash or other payments paid out from or otherwise released from the Parent Debt Current Interest Payment Account (as defined in the Depositary Agreement) or the Parent Debt Capitalized Interest Payment Account (as defined in the Depositary Agreement) for the purpose of payments on the Parent Debt (as defined in the Depositary Agreement), (ii) all Distributable Cash that is deposited or released to the Distribution Account (pursuant to and within the meaning of the Depositary Agreement) and (iii) cash or other payments released from or paid by Greenpac as a Restricted Payment (as defined in the Depositary Agreement), except as set forth below in respect of certain fees and expenses to be deposited to the Operating Account, shall in each case in clauses (i) through (iii) above be deposited into the Sweep Account and shall be distributed to the Lenders in accordance with Section 2.01(c)(ii), Section 2.01(c)(iii), Section 2.05(c) and Section 2.06 hereof.

7.04 Equity Account. Any equity contributions into Borrower from the Parent Equity Investors, other than Contributions received in accordance with the Contribution Agreement, shall be deposited into the Equity Account and shall be disbursed in accordance with the LLC Agreement and the Equityholders Agreement.

7.05 Operating Account. All funds of the Borrower not otherwise deposited pursuant to this Article 7 shall be deposited into the Operating Account, including without limitation amounts for fees and expenses invoiced by Borrower to Greenpac not to exceed $50,000 per calendar year in accordance with Section 5.6 of the Project Company Credit Agreement, and the Borrower may disburse funds from the Operating Account for any purpose permitted hereunder.

7.06 Deposit Accounts; Depositary.

(a)	Each of Agent and Borrower hereby agrees that Depositary shall act as depositary under any Control Agreements with respect to the Borrower Accounts.

(b)

Deposit Accounts; Control. All of the Borrower Accounts shall be opened and operated as, and shall be deemed to be, “deposit accounts” (within the meaning of Section 9-102(a)(29) of the UCC), which Borrower shall maintain with Depositary acting as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). The Borrower agrees that until this Agreement and the Loan Documents shall terminate in accordance with the terms hereof, Agent shall have sole “control” (within the meaning of Section 9-104(a)(2) and (3) of the UCC) of the

Borrower Accounts. All funds delivered to Depositary pursuant to this Agreement and the other Loan Documents will be promptly credited to the Borrower Accounts. All instructions and directions to be given under and pursuant to this Agreement and/or the Control Agreements shall, until termination of this Agreement and the other Loan Documents, be given (i) prior to an Event of Default, by Borrower, and (ii) after an Event of default, by Agent. Borrower agrees that if at any time Depositary shall receive any instruction from Agent in accordance with this Agreement and the applicable Control Agreement directing disposition of the funds in the applicable Borrower Accounts in accordance with this Agreement and the relevant Control Agreement, Depositary shall be permitted to comply with such instruction without further consent by Borrower or any other Person.

(c)	Dominion and Control. In the event that the Borrower Accounts are not considered “deposit accounts” (each as defined in the UCC) under Applicable Law or a security interest cannot be granted and perfected in the Borrower Accounts under the UCC, then the Accounts and all property deposited therein shall be deemed under the dominion and control of Agent and Borrower agrees that, subject to the terms of any applicable Control Agreements, Depositary will be permitted to act and will be deemed to be acting as Agent’s agent in respect of the Borrower Accounts for the purpose of maintaining such dominion and control for the purpose of the creation and perfection of security interests in favor of Agent.

(d)	Account Name Changes. Borrower agrees that it shall not cause or permit any change in the name of or account number of any Borrower Account without the prior written consent of [REDACTED] and, except after the occurrence and during the continuation of an Event of Default, Borrower, except for changes due to internal system modifications, after which Borrower shall promptly notify, or cause Depositary to notify, Agent.

(e)	Security Interest. Notwithstanding anything to the contrary contained herein, pursuant to the Control Agreements and the other Collateral Documents, Agent shall have a first-priority perfected security interest for the benefit of the Agent and the Lenders in the Borrower Accounts and all amounts deposited therein or credited thereto and all other property or collateral described herein, subject to Permitted Liens (collectively, the “Account Collateral”).

7.07 Remedies on Event of Default.

(a)

Upon the occurrence and during the continuation of an Event of Default and after prior written notice to Depositary in accordance with the Control Agreements that an Event of Default has occurred, at the election of Agent, and without limiting the rights or remedies of Agent or any other Lender herein or under any of the other Collateral Documents, (i) Agent shall have the right (but not the obligation) to direct Depositary in writing in accordance with the relevant Control Agreement to administer the Borrower Accounts and disburse funds therefrom (and, upon the exercise of such right, Depositary shall comply with any such written directions) in accordance with this Agreement and the Collateral Documents without the need for consent of, or any other action by, Borrower or any other Person.

(b)	From and after receipt by Borrower of written notice from Agent that an Event of Default exists and is continuing, and until such time as Borrower receives written notice from Agent that such Event of Default no longer exists, notwithstanding anything herein to the contrary, neither Borrower nor any other Person (other than Agent) shall give notices and instructions required or permitted to be given under the Control Agreements and the applicable underlying account agreements, and Borrower shall not be permitted to withdraw, transfer, pay or otherwise disburse any amounts from the Borrower Accounts.

(c)	Upon the occurrence and during the continuation of an Event of Default, Agent may exercise in respect of the Borrower Accounts after written notice to the Borrower, all the rights and remedies of a secured party under the UCC at that time and consistent with the provisions of this Agreement, the Control Agreements and the other Loan Documents, including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate or otherwise dispose of any or all of the Borrower Accounts, and to cause the Borrower Accounts to be sold, liquidated or otherwise disposed of, in each case in such manner as Agent may elect. The proceeds of any financial assets credited to or held in any Borrower Account and all cash proceeds received by Agent in respect of any sale of, collection from or other realization upon all or any part of the Borrower Accounts may, in the discretion of Agent, then or at any time thereafter, be applied (after payment of any amounts duly payable to Depositary in respect of such Borrower Accounts) in whole or in part by Agent against all or any part of the Obligations in accordance with this Agreement. Any surplus of such amounts or proceeds remaining after payment in full in cash of all the Obligations (other than those which expressly survive termination of the Loan Documents) shall be paid over to Borrower or to a court of competent jurisdiction pursuant to a writ, order, judgment or decree issued by such court (in the case of surplus proceeds remaining in or derived from the Borrower Accounts). No right, power or remedy herein conferred upon or reserved to Agent or the other Lenders is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Agent or the other Lenders may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

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ARTICLE 8

EVENTS OF DEFAULT

The occurrence of any of the following events shall constitute an event of default (individually, an “Event of Default”, and collectively, the “Events of Default”) hereunder:

8.01 Failure to Make Payments.

The Borrower shall fail to pay, in accordance with the terms of this Agreement, (i) any principal on the Loans on the date that such sum is due, (ii) any interest on the Loans within five (5) Business Days after the date that such sum is due, and (iii) any other fee, cost, charge or other sum due and payable under this Agreement within ten (10) days after the date that such sum is due and payable; provided, however, that no such failure to make payments described in any of clause (iii) above shall be required or result in an Event of Default if on the date such sum is due and payable Distributable Cash (or other unrestricted cash, cash equivalents or other assets of the Borrower) is unavailable for such payment; provided, further, that to the extent Distributable Cash (or other unrestricted cash, cash equivalents or other assets of the Borrower) later becomes available to make any such missed payment, payment shall be made by the Borrower to the Lenders immediately on the Business Day such Distributable Cash (or other unrestricted cash, cash equivalents or other assets of the Borrower) becomes available in an amount equal to the lesser of (x) the amount of Distributable Cash (or other unrestricted cash, cash equivalents or other assets of the Borrower) then existing and (y) the aggregate amount of all such missed payments.

8.02 Judgments.

A final judgment or judgments shall be entered against the Borrower in the aggregate amount of $1,000,000 or more (other than (a) a judgment which is fully covered by insurance or satisfied in full or discharged within thirty (30) days after its entry, or (b) a judgment, the execution of which is effectively stayed within thirty (30) days after its entry but only for thirty (30) days after the date on which such stay is terminated or expires).

8.03 Misstatements.

Any financial statement, representation, warranty or certificate made or prepared by, under the control of or on behalf of the Borrower or any Member and furnished to the agent or any Lender pursuant to this Agreement shall contain an untrue or misleading statement of a material fact as of the date made.

8.04 Bankruptcy; Insolvency.

(a)	The filing by the Borrower of any voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the federal bankruptcy code or under any other act or law pertaining to insolvency or debtor relief, whether state or federal;

(b)	The filing against the Borrower of any involuntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under

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the federal bankruptcy code or under any other act or law pertaining to insolvency or debtor relief, whether state or federal, and such petition is not dismissed within sixty (60) days after the date of filing;

(c)	A custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of any of the Borrower’s Property; or

(d)	The Borrower becomes insolvent, liquidates, sells or disposes of all or virtually all of the Property of its business, or otherwise ceases to do business in substantially the same manner as on the date hereof.

8.05 Cross Default/ Cross Acceleration.

(a)	Prior to Substantial Completion, there shall have occurred and be continuing an Event of Default, under and as defined in the Project Company Credit Agreement, but solely with respect to construction and remediation related representations, covenants and events of defaults arising under Sections 7.1(c)(with respect to representations set forth in Sections 3.3, 3.4, 3.6, 3.12, 3.13, 3.16, 3.22, 3.25, only), 7.1(g), 7.1(h) (with respect to covenants set forth in Sections 4.6, 4.12, 4.13, 4.14, 416, 4.17, 4.19, 4.20, 5.2, 5.4, 5.13, 5.14, 5.18, 5.19, 5.22, 5.23, only), 7.1(j), 7.1(k), or 7.1(k) of the Project Company Credit Agreement, which has not been waived or otherwise corrected by amendment or modification to the Project Company Loan Documents.

(b)	From and after Substantial Completion, Project Company Senior Debt Obligations shall have been accelerated pursuant to Section 7.2 of the Project Company Credit Agreement (as in effect on the date of this Agreement).

8.06 Breach of Terms of Agreement.

(a)	The Borrower shall fail to perform or observe any of the covenants set forth in Article 5 or Article 7 of this Agreement; or

(b)	The Borrower shall fail to perform or observe any other covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in Section 8.01, 8.03 or 8.06(a)) and such failure to perform or observe shall continue unremedied for a period of thirty (30) days after written notice of such failure has been delivered to the Borrower by the Agent or any Lender; provided, however, that if such failure cannot be remedied within such 30-day period, such 30-day period will increase to ninety (90) days so long as the Borrower is diligently pursuing (in the sole opinion of the Lenders) a remedy or cure.

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ARTICLE 9

REMEDIES

9.01 Remedies Generally.

Upon the occurrence and during the continuation of an Event of Default, the Lenders or the Agent at the direction of the Lenders may, without further notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind, all such notices and demands being waived, subject to the terms of the Acknowledgment Agreement (Parent Debt), exercise any or all of the following rights and remedies, in any combination or order that the Lenders may elect, in addition to such other rights or remedies as the Lenders may have hereunder or under any other Loan Document, or at law or in equity or otherwise as a secured party upon default under the UCC:

(a)	Cure by Lenders. Without any obligation to do so, make disbursements to or on behalf of the Borrower to cure any Event of Default hereunder and to cure any default and render any performance under any agreement to which the Borrower is party, as the Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Lenders’ interests herein or therein or for any other reason, and all sums so expended, together with interest on such total amount at the Applicable Rate, compounded semi-annually, shall be repaid by Borrower to the Lenders on demand notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Loans.

(b)	Acceleration. Declare and make all sums of outstanding principal and accrued but unpaid interest remaining under this Agreement together with all unpaid fees, costs, charges and other amounts due hereunder, immediately due and payable, provided that if an Event of Default occurs under Sections 8.04, all such amounts shall become immediately due and payable without further act of the Lenders or any other Person, without any need for presentment, demand, protest or notice of any kind, each of which is hereby expressly waived by the Borrower.

(c)	Cash Collateral. Apply or execute upon any amounts on deposit in any Account or any proceeds or any other moneys of the Borrower on deposit with the Lenders in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral.

9.02 General Remedies.

The rights of the Lenders under this Agreement are in addition to, and not in limitation of, all other rights and remedies, including other rights of set off, which the Lenders may have. No remedy herein conferred upon the Lenders is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

ARTICLE 10

SCOPE OF LIABILITY

Except as expressly provided in the LLC Agreement, each Lender agrees that neither it nor any Person acting on its behalf may assert any claim or cause of action against any controlling Person, officer, director, stockholder, manager, member, partner, agent, employee, or other representative of the Borrower or any Member of the Borrower in connection with, arising out of, or relating to this Agreement.

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ARTICLE 11

AGENT

11.01 Appointment and Duties.

(a)	Appointment of Agent. Each Lender hereby appoints CDPQ as the Agent hereunder and authorizes the Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from the Borrower, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)	Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as collateral agent for each Lender for purposes of the perfection of all Liens created by any of the Loan Documents and all other purposes stated therein, (ii) manage, supervise and otherwise deal with the Collateral, (iii) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (iv) except as may be otherwise specified herein or in any other Loan Document, exercise all remedies given to the Agent with respect to the Borrower and/or the Collateral, whether under the Loan Documents, Applicable Law or otherwise and (v) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by the Borrower with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)

Limited Duties. Under the Loan Documents, the Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to the Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and the Borrower, by accepting the benefits

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of the Loan Documents, hereby waives and agrees not to assert any claim against the Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

11.02 Binding Effect.

The Borrower, by accepting the benefits of the Loan Documents, agrees that (a) any action taken by the Agent or the Lenders in accordance with the provisions of the Loan Documents, (b) any action taken by the Agent in reliance upon the instructions of the Lenders and (c) the exercise by the Agent or the Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon the Borrower.

11.03 No Action without Instructions.

The Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Lenders.

11.04 Agent Indemnification.

Each Lender shall indemnify, defend and hold harmless the Agent and its respective officers, directors, shareholders, controlling persons, employees, agents and servants (collectively, the “Agent Indemnitees”) (to the extent not indemnified by the Borrower) from and against and reimburse the Agent Indemnitees for: any loss, liability, damage, cost, or expenses, including without limitation costs of investigation and reasonable attorneys’ fees (“Agent Indemnified Losses”), suffered or incurred by any Agent Indemnitee arising out of, resulting from, based upon or in connection with the Loans, or the activities of each such Agent Indemnitee with respect thereto, when the same shall be acting within the terms of this Agreement; provided that no such indemnification shall be available in respect of any Agent Indemnified Loss to the extent that such Agent Indemnified Loss is finally judicially determined to have been primarily caused by the gross negligence or willful misconduct of the Agent Indemnitee claiming indemnification.

ARTICLE 12

MISCELLANEOUS

12.01 Addresses.

All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to any E-System approved by or set up by or at the direction of the Lender to whom the notice or communication is addressed or (iii) addressed to such other address as shall be notified in writing to the other parties hereto. Transmissions made by electronic mail or E-Fax shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of the Lender to whom the notice

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or other communication is addressed, applicable at the time and previously communicated to Borrower, and (z) if receipt of such transmission is acknowledged by the Lender to whom the notice or communication is addressed.

All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (A) if delivered by hand, upon personal delivery, (B) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (C) if delivered by mail, three (3) Business Days after deposit in the mail, (D) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (E) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System.

The posting, completion and/or submission by any Borrower of any communication pursuant to an E-System shall constitute a representation and warranty by such Borrower that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by such Borrower in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

Each Lender shall notify Borrower in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Borrower shall reasonably request.

12.02 Delay and Waiver.

No delay or omission to exercise any right, power or remedy accruing to the Lenders upon the occurrence of any Event of Default or Inchoate Default or any breach or default of Borrower under this Agreement shall impair any such right, power or remedy of the Lenders, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default, Inchoate Default or other breach or default be deemed a waiver of any other Event of Default, Inchoate Default or other breach or default theretofore or thereafter occurring. Any waiver, indulgence, permit, consent or approval of any kind or character on the part of the Lenders of any Event of Default, Inchoate Default or other breach or default under this Agreement, or any waiver on the part of the Lenders of any provision or condition of this Agreement must be in a writing expressly referencing this Agreement and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or by law or otherwise afforded to the Lenders, shall be cumulative and not alternative.

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12.03 Entire Agreement; Effect of Amendment and Restatement.

This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. This Agreement may only be amended or modified by an instrument in writing signed by the Borrower, the Lenders, and any other parties to be charged and in accordance with the terms of this Agreement. On the date hereof, the Bridge Loan Credit Agreement shall be amended and restated in its entirety as this Agreement, and the Bridge Loan Credit Agreement shall thereafter be of no further force or effect.

12.04 Governing Law.

THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND WITHOUT REFERENCE TO CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

12.05 Severability.

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

12.06 Headings.

Paragraph headings and a table of contents have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

12.07 Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by the Borrower to the Lenders, and (unless otherwise indicated) all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.

12.08 Additional Financing.

The parties hereto acknowledge that the Lenders have made no agreement or commitment to provide any debt financing to the Borrower except as set forth herein.

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12.09 No Partnership, Etc.

The Lenders and the Borrower intend that the relationship between them shall be solely that of creditors and debtor. Nothing contained in this Agreement shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Lenders and the Borrower or any other Person. Neither the Agent nor the Lenders shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Borrower or any other Person with respect to the Project or otherwise.

12.10 Limitation on Liability.

NO CLAIM SHALL BE MADE BY ANY PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFORE IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

12.11 Waiver of Jury Trial.

THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

12.12 Consent to Jurisdiction.

(a)	Any legal action or proceeding by or against the Borrower or with respect to or arising out of this Agreement, may be brought in or removed to the courts of the State of New York located in New York County and the United States of America in and for the Southern District of New York, as the Lenders or the Borrower may elect. By execution and delivery of the Agreement, the Agent, the Lenders and the Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Agent, the Lenders and the Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Agent, the Lenders or the Borrower, as the case may be, at their respective addresses for notices as specified herein and that such service shall be effective five (5) Business Days after such mailing.

(b)	Nothing herein shall affect the right to serve process in any other manner permitted by law or the right of the Lenders to bring legal action or proceedings in any other competent jurisdiction. The Agent, the Lenders and Borrower further agree that the aforesaid courts of the State of New York and the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of the Borrower based upon the assertion that the rate of interest charged by the Lenders on or under this Agreement is usurious. The Agent, the Lenders and the Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project or this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

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12.13 Usury.

Nothing contained in this Agreement shall be deemed to require the payment of interest or other charges by the Borrower or any other Person in excess of the amount which the Lenders may lawfully charge under any applicable usury laws.

12.14 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. The Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Lenders. No Lender may (i) assign this Agreement or any of its rights and obligations hereunder or (ii) sell, assign, transfer or dispose of any of its rights and interests in the Loans owing to it, in each case, to any Person other than to an Affiliate of such Lender.

12.15 Costs and Expenses.

The Borrower will pay to the Lenders all of its costs and expenses in connection with the preparation, negotiation, closing, and costs of administering this Agreement, including without limitation the fees, expenses and disbursements of the Lenders’ legal counsel and any independent consultants retained by the Lenders.

12.16 Confidentiality.

The Lenders agree to maintain the confidential nature of, and shall not use or disclose Borrower’s financial information or confidential information identified in writing by Borrower as such without first obtaining Borrower’s prior written consent; provided, that nothing in this Section 12.16 shall require the Lenders to obtain any consent of Borrower in connection with (and Borrower hereby authorizes the Lenders to freely disclose any financial information or confidential information with respect to Borrower, the Project, any Material Contract or the parties thereto without any consent of Borrower in connection with) (a) exercising any of their respective rights under the Loan Documents, including those exercisable upon the occurrence of an Event of Default; (b) providing information about Borrower, the Project, any Material Contract or any agreement or the parties thereto to any other prospective Lenders or any Person

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acquiring, or potentially acquiring, any interest of the Lenders under any agreements and any such Person’s directors, officers, employees, agents and consultants in connection with their credit evaluation of Borrower or otherwise (if, in the case of any such Person potentially acquiring such an interest from a Lender, such Person agrees to be bound by the terms of a confidentiality agreement substantially similar to this Section 12.16; (c) any situation in which a Lender is required by law or required by any Governmental Authority to disclose information; (d) providing information to counsel to a Lender in connection with the transactions contemplated by any of the Loan Documents; (e) providing information to independent auditors or other expert consultants retained by a Lender; (f) any information that is in or becomes part of the public domain otherwise than through a wrongful act of a Lender or any employees or agents thereof; (g) any information that is in the possession of a Lender prior to receipt thereof from Borrower or any other Person known to such Lender to be acting on behalf of Borrower; (h) any information that is independently developed by a Lender; and (i) any information that is disclosed to a Lender by a third party that has no obligation of confidentiality with respect to the information disclosed.

12.17 Counterparts.

This Agreement may be executed in one or more duplicate counterparts and by facsimile and when signed by all of the parties listed below shall constitute a single binding agreement.

12.18 Indemnification.

(a)	The Borrower shall indemnify, defend and hold harmless the Agent and each Lender and their respective officers, directors, shareholders, controlling persons, employees, agents and servants (collectively, the “Indemnitees”) from and against and reimburse the Indemnitees for: any loss, liability, damage, cost, or expenses, including without limitation costs of investigation and reasonable attorneys’ fees (“Indemnified Losses”), suffered or incurred by any Indemnitee arising out of, resulting from, based upon or in connection with the Loans, or the activities of each such Indemnitee with respect thereto, when the same shall be acting within the terms of this Agreement; provided that no such indemnification shall be available in respect of (i) any Indemnified Loss to the extent that such Indemnified Loss is finally judicially determined to have been primarily caused by the gross negligence or willful misconduct of the Indemnitee claiming indemnification or for which such Indemnitee or any Affiliate of a Lender is liable to the Borrower under the LLC Agreement, or (ii) any Indemnified Losses suffered by such Indemnitee in its capacity as a Member of the Borrower or as a result of a breach of the LLC Agreement by such Member.

(b)

The Borrower shall advance all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing and any other proceeding (including any appeals from any of the foregoing) whether civil, criminal, administrative or investigative that arise out of or otherwise relate to this Agreement and the terms hereof (each, a “Proceeding”) within twenty (20) days after the receipt by the Borrower of a statement or statements from the Indemnitee

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requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of any Indemnitee to repay any expenses advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified against such expenses.

(the signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

GREENPAC HOLDING, LLC

By:	/s/ Marc-André Dépin
	Name:	Marc-André Dépin
	Title:	President

Address for notices :
c/o Norampac Industries Inc.
1061 Parent Street
St-Bruno, Quebec
Canada J3V 6R7
Attn: Patrick Chaperon and Lucie-Claude Lalonde
Facsimile : (450) 461-1636
Email: lucie-claude_lalonde@norampac.com
Patrick_chaperon@norampac.com

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AGENT AND LENDERS:

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC, as the Agent and as a Lender

By:	/s/ Alain Tremblay
Name:	Alain Tremblay
Title:	Its Duly Authorized Signatory

By:	/s/ Cyrille Vittecoq
Name:	Cyrille Vittecoq
Title:	Its Duly Authorized Signatory

Address for Payments/ Lending Office: Same as below

Address for Notices:

c/o CDPQ Investment GML Inc.
Centre CDP Capital
1000 Place Jean-Paul Riopelle
Montreal, Quebec
Canada H3Z 2B3
Attention : Alain Tremblay, Investment Manager Private Equity
Fax/Telecopy No: (514) 847-2125
Attention: Guy Leboeuf, Esq. Director, Advisory Services, Legal Affairs
Fax/Telecopy No.: (514)281-5811
<
With a copy to:

Kaye Scholer LLP
425 Park Avenue, New York, NY 10022-3598
United States Attention: Jeffrey Scheine E-mail: jscheine@kayescholer.com Fax/Telecopy No.: (212) 836-6602
And a copy to:
Norton Rose OR LLP 1 Place Ville Marie, 25th floor, Montreal, QC H3B 1R1 Canada Attention: Jean-Pierre Colpron E-mail: jean-pierre.colpron@nortonrose.com Fax/Telecopy No.: (514) 286-5474

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CASCADES USA INC., as a Lender

By:	/s/ Allan Hogg
Name:	Allan Hogg
Title:	Director

Address for Payments/ Lending Office:

Address for Notices:
61 St. Joseph Blvd.
Lachine (Quebec) H82 2K9
Canada
Attention : Pascal Aguettaz, VP of Corp. Services
Fax/Telecopy No : (514) 595-2844

With a copy to :

Cascades Specialty Products Group, a division of
Cascades Canada, Inc.
404 Marie Victorin Blvd.
Kingsey Falls (Quebec) J0A 1B0
Canada
Attention : Director Legal Affairs
Fax/Telecopy No: (819) 363-5125

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EXHIBIT A

DEFINITIONS AND RULES OF INTERPRETATION

“Acknowledgment Agreement (Parent Debt)” means that certain Acknowledgment Agreement (Parent Debt) dated as of the Original Closing Date, among the Project Company Agent (for the benefit of the “Secured Parties” identified in the Project Company Credit Agreement), the Lenders, the Agent and the Borrower, as amended, modified or supplemented from time to time, the form of which is attached hereto as Exhibit C.

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership or control of the voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

“Agent” has the meaning given in the Preamble hereto.

“Agreement” has the meaning given in the Preamble hereto.

“Amortization Schedule” has the meaning given in Section 2.06.

“Amortization Start Date” means December 31, 2019.

“Applicable Law” means any constitution, treaty, statute, law, rule, regulation, ordinance, judgment, order, decree, arbitral award, permit, or any published directive, guideline, governmental approval, requirement or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority or Governmental Authority binding on a given Person or any of its Property whether in effect as of the date of this Agreement or thereafter and in each case as amended.

“Applicable Rate” has the meaning given in Section 2.01(c)(i).

“Backstop Guarantor” means (i) Cascades Canada Inc., a Canadian corporation, (ii) Jamestown Container Corporation, a New York corporation, (iii) Containerboard Partners (Ontario) Inc., an Ontario corporation, (iv) each of Pearce Group Inc., an Ontario provincial corporation, R&M Nelson Holdings Ltd., an Ontario provincial corporation and Coyle Packaging Group Limited, an Ontario provincial corporation, and (v) CDPQ.

“Backstop Guaranty Agreement” means each of the respective guaranty agreements, each dated as of the Original Closing Date, of each of the Backstop Guarantors in respect of the RTC Allocable Share payment obligations to the Borrower of the relevant Parent Equity Investor under the Contribution Agreement.

“Borrower” has the meaning given in the Preamble hereto.

“Borrower Accounts” means the Holding Account, the BPEA, the Equity Account, the Sweep Account and the Operating Account.

“Borrower Security Agreement” means the Security Agreement, dated as of the Original Closing Date, between the Borrower and the Agent.

“BPEA” means the account established in the name of the Borrower as the Bridge Proceeds Escrow Account, Account Number [REDACTED] with the account name, “[REDACTED]” established at the Depositary as a segregated, special collateral account maintained under the exclusive “control” (as defined in the UCC) of the Agent for the benefit of the Lenders.

“Bridge Loan Credit Agreement” has the meaning given in the Recitals hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in New York, New York or Quebec, Canada.

“CDPQ” has the meaning given in the Preamble hereto.

“CDPQ Investor” means a 100% owned subsidiary of Caisse de dépôt et placement du Québec, which initially shall be CDPQ Investment GML Inc., a Delaware corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by the Borrower and any other Person who has granted a Lien to the Agent, in or upon which a Lien is granted or purported to be granted now or hereafter exists in favor of any Lender or the Agent for the benefit of the Lenders, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Agent or the Lenders.

“Collateral Documents” means, collectively, the Borrower Security Agreement, each of the Guaranty Agreements, each Control Agreement with respect to each account of Borrower, and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of the Borrower or any other Person pledging or granting a Lien on Collateral or guaranteeing the payment and performance of the Obligations, and the Agent or any Lender, as any of the foregoing may be amended, restated and/or modified from time to time.

“Construction Account” has the meaning given thereto in the Depositary Agreement.

“Containerboard Investor” means a 100% owned subsidiary of Containerboard Guarantor, which initially shall be Containerboard Partners Inc., a Delaware corporation.

“Contribution” has the meaning given in Section 2.05(a).

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“Contribution Agreement” means that certain Contribution Agreement, dated as of the Original Closing Date, by and among the Borrower and each of the Parent Equity Investors.

“Control Agreement” means a tri-party deposit account, securities account or commodities account control agreement by and among the Borrower, the Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory to Agent and in any event providing to the Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

“Debt” of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (h) all Debt of others guaranteed directly or indirectly by such person or as to which such Person has an obligation substantially the economic equivalent of a guarantee and obligations secured by Liens.

“Depositary” means Manufacturers and Traders Trust Company in its capacity as depositary hereunder and as the depositary bank under the Depositary Agreement or any successor thereto.

“Depositary Agreement” means that certain Depositary Agreement, dated as of the Original Closing Date, by and among the Project Company, as borrower, General Electric Capital Corporation, as agent, and the Depositary.

“Distributable Cash” means amounts available to be paid to the Borrower from either (i) the cash that exists in both the Parent Debt Current Interest Payment Account and the Parent Debt Capitalized Interest Payment Account, or (ii) the cash that exists in the Distribution Account, in each case that has satisfied any condition required for release of such amounts from the relevant Account.

“Distribution Account” has the meaning given in the Depositary Agreement.

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

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“Equity Account” means the account established in the name of the Borrower as Account Number [REDACTED] with the account name, “[REDACTED]” and established at the Depositary as a segregated, special collateral account maintained under the exclusive “control” (as defined in the UCC) of the Agent into which the equity contribution in an aggregate amount of no less than $[REDACTED] shall be deposited

“Equityholders Agreement” means that certain Equityholders Agreement, dated of even date herewith, by and among the Borrower and each of the Parent Equity Investors, as the same may be amended or restated from time to time as provided herein.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan (a) maintained by the Borrower or any member of the Controlled Group, or to which any of them contributes or is obligated to contribute, for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

“Event of Default” has the meaning given in Article 8.

“Event of Eminent Domain” means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Mortgaged Property, by any agency, department, authority, commission, board, instrumentality or political subdivision of the State of New York, the United States or another Governmental Authority having jurisdiction.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any condemnation, eminent domain or similar proceedings for the compulsory transfer or taking of any of the Mortgaged Property; or (c) any Event of Eminent Domain.

“Excluded Taxes” means with respect to any Lender (a) Taxes measured by net income and franchise Taxes imposed in lieu of net income Taxes imposed on such Lender by the jurisdiction (or any political subdivision thereof) in which such Lender is organized, maintains its principal office or applicable Lending Office, or by reason of any present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement); (b) any branch profits Taxes imposed by the United States; (c) withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Lender” under this Agreement or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee of any other Lender that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 6.02(b); (d) Taxes that are directly attributable to the failure (other than as a result of a change in any Applicable Law) by any Lender to deliver the documentation that it is required to deliver pursuant to Section 6.02(e), and

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(e) in the case of a Foreign Lender, any United States federal withholding Taxes imposed on amounts payable to such Foreign Lender as a result of such Foreign Lender’s failure to comply with FATCA to establish a complete exemption from withholding thereunder.

“Executed Withdrawal/Transfer Certificate” has the meaning given in Section 7.02(a).

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-System” means any electronic system approved by the Lenders, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Lenders or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System. “FERC” means the Federal Energy Regulatory Commission and its successors.

“Final Acceptance” has the meaning given in the Project Company Credit Agreement.

“Fiscal Year” means any of the annual accounting periods of the Borrower ending on December 31 of each year.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty Agreements” means each of the Backstop Guaranty Agreements and each of the Parent Equity Investor Guaranty and Pledge Agreements.

“Holding Account” means the account referred to in the Contribution Agreement as Account Number [REDACTED] with the account name, “[REDACTED]” established at the Depositary and maintained under the exclusive “control” (as defined in the UCC) of the Agent for the benefit of the Lenders for the sole purpose of receiving Contributions (as defined under the Contribution Agreement) from the Parent Equity Investors.

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“Inchoate Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would, unless cured or waived, constitute an Event of Default.

“Indemnified Losses” has the meaning given in Section 12.18(a).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning given in Section 12.18(a).

“Independent Engineer” means Talo Analytic International, Inc., and any successor thereto reasonably acceptable to the Lenders.

“Interest Payment Date” the first day of each calendar month.

“Interest Period” means the period between the then applicable Interest Payment Date and the day immediately following the prior Interest Payment Date; provided that with respect to the first Interest Period, the period shall begin on the day immediately following Ramp-Up Completion and end on the next succeeding Interest Payment Date.

“Intermediary Holdco” has the meaning given in the Recitals hereto.

“Jamestown Investor” has the meaning given in the Recitals hereto.

“Lenders” has the meaning given in the Preamble hereto.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and the Agent.

“Lien” on any asset means any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law, or any preference, priority or preferential arrangement of any kind or nature whatsoever including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“LLC Agreement” has the meaning given in the Recitals hereto.

“Loans” has the meaning given in Section 2.01(b)(ii).

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Acknowledgment Agreement (Parent Debt), the Acknowledgment Agreement (Parent Sub-Debt), the Parent Equity Investor Subordination Agreements, the Contribution Agreement, the RTC Security Agreements and all other documents delivered to the Agent or any Lender in connection with any of the foregoing.

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“Loan Maturity Date” means the earlier to occur of: (a) December 31, 2021; and (b) such earlier date on which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, becomes due and payable pursuant to and in accordance with this Agreement.

“Maximum Lawful Rate” has the meaning given in Section 2.01(c)(iv).

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower.

“Member” means (i) initially, each of CDPQ Investor, Containerboard Investor, Jamestown Investor, and the Norampac Investor and (ii) and any other Person that hereafter becomes a Member in accordance with the LLC Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” has the meaning given in the Project Company Credit Agreement.

“Net-Debt-to-EBITDA Ratio” means, for any Measurement Period, the ratio of Indebtedness of the Borrower and its Subsidiaries as of the end of such Measurement Period to EBITDA for such Measurement Period. “Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower and its Subsidiaries, provided that notwithstanding the foregoing, as of the last day of each of the first three Fiscal Quarters following Ramp-Up Completion, EBITDA for the relevant test period shall be deemed to equal EBITDA for such Fiscal Quarter (or two or three Fiscal Quarters, as the case may be) multiplied by 4 (or 2 or 4/3, respectively).

“Net Proceeds From Event of Loss” means insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (i) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (ii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“Norampac Investor” has the meaning given in the Recitals hereto.

“Note” means a promissory note of the Borrower payable to a Lender, in substantially the form of Exhibit B hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made to the Borrower by such Lender or its predecessor(s).

“NYS Tax Collateral” means, with respect to any Person, all such Person’s right, title and interest in Refundable Tax Credits, including any and all proceeds, as such term is defined in the UCC, and all other amounts from time to time paid or payable under or with respect to such Refundable Tax Credits.

“Obligations” means the Loans and all loans, advances, debts, liabilities, and obligations of performance, of every kind and description, owed by the Borrower to the Lenders under the Loan Documents (whether or not evidenced by any note or instrument and whether or

7

not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any other Loan Document, including all principal, interest, fees, charges, expenses, attorneys’ fees and accountants fees chargeable to the Borrower under this Agreement or any other Loan Document.

“Operating Account” means the account established in the name of the Borrower as Account Number [REDACTED] and with the name “[REDACTED]”, which Operating Account is maintained under the “control” (as defined in the UCC) of the Agent for the benefit of the Lenders.

“Original Closing Date” has the meaning given in the Recitals hereto.

“Original Loan” has the meaning given in the Recitals hereto.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, deliver or enforcement of, or otherwise with respect to, this Agreement.

“Parent Debt Capitalized Interest Payment Account” has the meaning given in the Depositary Agreement.

“Parent Debt Current Interest Payment Account” has the meaning given in the Depositary Agreement.

“Parent Equity Investor” means each of Norampac Investor, CDPQ Investor, Jamestown Investor and Containerboard Investor.

“Parent Equity Investor Guaranty and Pledge Agreements” means each Parent Equity Investor Guaranty and Pledge Agreement entered into by a Parent Equity Investor and the Agent for the benefit of the Lenders.

“Parent Equity Investor Subordination Agreement” means each of the respective subordination agreements of each of the Parent Equity Investors and the Borrower in favor of the Agent (on behalf of the Lenders) pursuant to which any debt owing by the Borrower to any Parent Equity Investor is fully, effectively and irrevocably subordinated in point of priority and payment to the Loans and the other Obligations.

“Payment Date” means the first day of the first January, April, July and October occurring after the Amortization Start Date and the first day of each January, April, July and October thereafter up to the Loan Maturity Date, and the Loan Maturity Date.

“Permitted Investments” means (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America; (b) interest-bearing demand or time deposits (including certificates of deposit) which are either (i) insured by the Federal Deposit Insurance Corporation, or (ii) held in banks and savings and loan

8

associations, having general obligations rated at least “AA” or equivalent by S&P or Moody’s, or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in clause (c) of this definition, of a market value of no less than the amount of moneys so invested; (d) obligations of any state of the United States or any agency or instrumentality of any of the foregoing which are rated at least “AA” by S&P or at least “Aa” by Moody’s, (e) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P or Moody’s, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than 90 days from the date of creation thereof; (f) any corporate evidence of indebtedness rated at least “A” or equivalent by S&P or Moody’s maturing not more than 90 days from the date of the creation thereof; (g) money market investment funds having maturities of not greater than ninety (90) days; or (h) any advances, loans or extensions of credit or any stock, bonds, notes, debentures or other securities as the Lenders may from time to time approve in their sole and absolute discretion.

“Permitted Liens” means, collectively, (a) the rights and interests of the Lenders provided in the Loan Documents; (b) Liens imposed by any Governmental Authority for taxes either (i) not yet due, or (ii) that are being contested in good faith by appropriate proceedings, so long as a bond or other security has been posted or provided in such manner and amount as to assure the Lenders that any taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined; and (c) any rights of the Project Company or Intermediate Holdco to the CDPQ equity contribution.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Proceeding” has the meaning given in Section 12.18(b).

“Project” means a containerboard mill in Niagara Falls, NY capable of manufacturing 526,000 short tons of lightweight linerboard per annum, on a 328” wide machine, using 100% recycled materials.

“Project Company” has the meaning given in the Recitals hereto.

“Project Company Credit Agreement” has the meaning given in the Recitals hereto.

“Project Company Lenders” means the lenders from time to time party to the Project Company Credit Agreement and their successors and assigns.

“Project Company Loan Documents” means the “Loan Documents” under and as defined in the Project Company Credit Agreement.

“Project Company Senior Debt Obligations” means the “Obligations” under and as defined in the Project Company Loan Documents.

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“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Ramp-Up Completion” has the meaning given in the Project Company Credit Agreement.

“Refundable Tax Credits” means the refundable tax credits pursuant to the Tax Law, as more particularly described on Schedule X attached hereto and made a part hereof.

“Responsible Officer” means, with respect to any Person that is not a natural person, the chief executive officer or the president or any other officer, director or manager of such Person or any employee of such Person with managerial or directorial authority and responsibility at the Site (as defined in the Project Company Credit Agreement); or, with respect to delivery of financial information, a Responsible Officer of the Borrower or any other officer having substantially the same authority and responsibility.

“RTC Allocable Share” means the respective portion of the Refundable Tax Credits expected to be allocated to each Parent Equity Investor each Tax Year.

“RTC Security Agreements” means each of the separate security agreements pursuant to which the Parent Equity Investors shall grant or cause to be granted by its respective Taxpayer Owner(s) (in the case of Jamestown Investor, cause to be granted by its respective Taxpayer Owner(s), Bruce G. Janowsky and Joseph R. Palmeri), to the Borrower a security interest in such Person’s respective rights to any NYS Tax Collateral and to the entire amount of its respective NYS Tax Collateral and all proceeds thereof.

“S&P” means Standard & Poor’s Corporation.

“State” shall mean (a) any state of the United States of America or (b) the District of Columbia.

“Substantial Completion” has the meaning given in the Project Company Credit Agreement.

“Sweep Account” means the account established in the name of the Borrower as Account Number [REDACTED] and with the name “[REDACTED]”, which Sweep Account is maintained under the “control” (as defined in the UCC) of the Agent for the benefit of the Lenders.

“Tax Law” means New York State Department of Environmental Conservation’s Brownfield Cleanup Program and the New York Tax Law.

“Tax Year” means each respective tax year for each Parent Equity Investor or its respective Taxpayer Owner(s), as applicable.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, mortgage recording taxes, fees or other charges or payments in lieu thereof imposed by any Governmental Authority, including any interest, additions to tax, penalties or other similar items applicable thereto.

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“Taxpayer Owner” means each of the Parent Equity Investors or in the case of any Parent Equity Investor that is a pass-through or disregarded entity, the owner or owners of its equity interests that is required to file New York State income or franchise tax returns under either Article 9-A or Article 22 of the Tax Law.

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.

“Withdrawal/Transfer Certificate” means a Withdrawal/Transfer Certificate substantially in the form attached as Exhibit H to the Bridge Loan Credit Agreement (as in effect immediately prior to the date of this Agreement).

11

RULES OF INTERPRETATION

1.	The singular includes the plural and the plural includes the singular.

2.	The word “or” is not exclusive.

3.	A reference to an Applicable Law includes any amendment or modification to such Applicable Law, and all regulations, rulings and other Applicable Law s promulgated under such Applicable Law.

4.	A reference to a Person includes its successors and permitted assigns.

5.	Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

6.	The words “include,” “includes” and “including” are not limiting.

7.	A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

8.	References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, restated, modified or supplemented (including after the Original Closing Date) from time to time and in effect at any given time.

9.	The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

10.	This Agreement is the result of negotiations between, and has been reviewed by Borrower, the Lenders and their respective counsel. Accordingly, the Agreement shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower or the Lenders.

11.	Any capitalized term used in this Agreement that have the meaning set forth in the Project Company Credit Agreement or any other Project Company Loan Document shall have the meaning ascribed to such term in the Project Company Credit Agreement or other Project Company Loan Document, as applicable, irrespective of whether the Project Company Credit Agreement or any other Project Loan Document is terminated or is no longer in full force or effect.

12.	For the avoidance of doubt, any reference to the “principal” of any loan in this Agreement includes all interest that has been capitalized and added to principal in accordance with the terms of this Agreement.

12

EXHIBIT B

FORM OF

PROMISSORY NOTE

$	[DATE]

FOR VALUE RECEIVED, the undersigned, GREENPAC HOLDING LLC, a Delaware limited liability company (herein, together with its successors and assigns, the “Borrower”), hereby promises to pay to the order of             (the “Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of             ($        ) or, if less, the then unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the Loan Maturity Date.

The Borrower also promises to pay interest on the unpaid principal amount of each Loan made by the Lender in accordance with the Credit Agreement.

This Note is one of the Notes referred to in the Amended and Restated Credit Agreement, dated as of             , among the Borrower, the lenders from time to time party thereto (including the Lender), and CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC, as agent for the Lenders (as may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. As provided in the Credit Agreement, this Note is subject to mandatory repayment prior to the Loan Maturity Date, in whole or in part.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

This Note shall be construed in accordance with and be governed by the laws of the State of New York.

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

GREENPAC HOLDING LLC

By:
Name:
Title:

EXHIBIT C

FORM OF ACKNOWLEDGMENT AGREEMENT (PARENT DEBT)

(SEE ATTACHED)

EXECUTION COPY

ACKNOWLEDGEMENT AGREEMENT (PARENT DEBT)

THIS ACKNOWLEDGEMENT AGREEMENT (PARENT DEBT) (this “Agreement”) dated as of June 24, 2011, among GENERAL ELECTRIC CAPITAL CORPORATION, as Agent (in such capacity, with its successors and assigns, the “Agent”) for the Project Secured Parties (as defined below), KfW IPEX-BANK GMBH, as ECA Agent for the ECA Lenders (with its successors and assigns, the “ECA Agent”, and together with the Agent, the “Project Debt Agents”), CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC, a legal person constituted under An Act respecting the Caisse de dépôt et placement du Québec, R.S.Q., chapter C-2 (the “CDPQ Guarantor”) and CASCADES USA INC. (“Cascades” and together with CDPQ Guarantor, the “Bridge Lenders”).

WHEREAS, each of 27102009 USA LLC, a Delaware limited liability company (“Norampac”), 19J LLC and 56P LLC, each a Delaware limited liability company (collectively, “Jamestown”), CONTAINERBOARD PARTNERS INC., a Delaware corporation (“Containerboard”), and CDPQ INVESTMENT GML INC., a Delaware corporation (“CDPQ”). Norampac, Jamestown, Containerboard and CDPQ are individually referred to herein as a “Project Partner” and collectively referred to herein as the “Project Partners”) have committed to make equity investments in conjunction with debt financing and certain tax and economic incentives to fund the acquisition, construction and equipping of a linerboard mill capable of manufacturing approximately 500,000 tons of recycled linerboard annually (the “Project”), which would be owned and operated by Greenpac Mill, LLC, a Delaware limited liability company (“Project Company”), a wholly-owned subsidiary of Greenpac Member LLC (“Intermediate Holdco”), which is a wholly-owned subsidiary of Greenpac Holding LLC, a Delaware limited liability company (“Holdings”);

WHEREAS, the Project Partners currently own all of the issued and outstanding limited liability company interests of Holdings (the “Membership Interests”) and are parties to that certain Limited Liability Company Agreement of Holdings (the “LLC Agreement”), that certain Equityholders Agreement (the “Equityholders Agreement”), and that certain Contribution Agreement (the “Contribution Agreement”, and together with the LLC Agreement and Equityholders Agreement, the “Equity Documents”), each dated as of the date hereof;

WHEREAS, a portion of the Project costs will be funded by a loan to Holdings provided by the Bridge Lenders in an original principal amount not to exceed $61,000,000 plus capitalized interest (the “Bridge Loan Facility”);

WHEREAS, CDPQ Guarantor is the collateral agent (the “Bridge Collateral Agent”) for the Bridge Lenders under the Bridge Loan Facility;

WHEREAS, to induce the Bridge Lenders to extend the Bridge Loan Facility, pursuant to separate agreements of guaranty and pledge executed and delivered as of the date hereof, the Project Partners and various Persons have issued certain guaranties and Holdings has granted security interests in all of its assets (other than its equity interest in Intermediate Holdco and the rights to the CDPQ Investor equity contribution, with respect to which the Project Company is the intended third party beneficiary) to the Bridge Collateral Agent for the benefit of the Bridge Lenders, to secure the payment of amounts equal to certain refundable tax credits anticipated to be received by each Project Partner (or its taxpaying Affiliate) into Holdings, to be used for repayment of the Bridge Loan Facility, as further set forth in the recitals of the Contribution Agreement; and

WHEREAS, in connection with the contribution of such refundable tax credit amount to Holdings, Holdings has agreed to issue to each such Project Partner certain subordinated, convertible promissory notes as further set forth in the Contribution Agreement and defined therein as the “Contribution Notes”, “Proportionate Notes” and “Additional Notes” (together, the “Parent Sub-Debt Notes”; the total contribution to be made by the Project Partners in consideration therefore is referred to herein as the “Parent Sub-Debt”);

WHEREAS, Project Company, Intermediate Holdco, Project Debt Agents and certain financial institutions and other entities are parties to the Credit Agreement dated as of June 24, 2011 (the “Credit Agreement”), pursuant to which such financial institutions and other entities (the “Project Lenders”) have agreed to make loans and extend other financial accommodations to the Project Company (the “Project Facility”), subject to the satisfaction of certain conditions precedent; and

WHEREAS, to induce the Project Lenders to extend the Project Facility to Project Company pursuant to the Credit Agreement, the Bridge Loan Secured Parties have agreed to enter into certain undertakings with respect to the Bridge Loan Facility;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

ARTICLE I Definitions.

1.1 Defined Terms. Capitalized terms not otherwise defined in the text hereof, shall have the meanings set forth below, or if not defined in this Section 1.1, the meanings set forth in the Project Credit Agreement:

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bridge Loan Agreement” means the collective reference to the Credit Agreement relating to the Bridge Loan Facility, dated as of the date hereof, by and among Holdings and the Bridge Lenders, as the same will be amended and restated in the form attached hereto as Exhibit A on or prior to the initial Borrowing Date, and any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to amend, modify, restate, extend, replace, refinance or refund in whole or in part, or increase, the indebtedness and other obligations outstanding under the Bridge Loan Agreement to the extent such amendment is permitted hereunder.

“Bridge Loan Collateral” means all assets, whether now owned or hereafter acquired by Holdings, in which a Lien is granted or purported to be granted to CDPQ Guarantor (as collateral agent for the Bridge Loan Secured Parties) as security for any Bridge Loan Obligation, including the NY Tax Collateral and the pledge by each of the Project Partners of its membership interest in Holdings (including rights to distributions, control and all other rights as a member), but excluding Holding’s ownership interest in the equity in Intermediate Holdco, and rights of Intermediate Holdco and Project Company in and to the CDPQ equity contribution.

“Bridge Loan Documents” means the Bridge Loan Agreement, all Loan Documents (under and as defined in the Bridge Loan Agreement) and any note or notes issued in connection therewith, and all other documents evidencing or securing the Bridge Loan Facility, as the same may be amended, supplemented or restated from time to time.

“Bridge Loan Obligations” means all “Obligations” under and as defined in the Bridge Loan Documents and any other amounts owing thereunder.

“Bridge Loan Pledge Agreement” means collectively those certain Non-Recourse Guaranty and Pledge Agreements, dated as of the date hereof, between the Bridge Collateral Agent and each of the Project Partners.

“Bridge Loan Secured Parties” means the Bridge Collateral Agent, the Bridge Loan Lenders and their successors and assigns.

“Bridge Loan Security Documents” means the Bridge Loan Pledge Agreement and any other “Collateral Documents” as defined in the Bridge Loan Agreement or other documents securing the Bridge Loan Facility.

“Collateral” means the Project Collateral and the Bridge Loan Collateral.

“DIP Financing” has the meaning set forth in Section 3.2.

“Enforcement Action” means, with respect to the Project Obligations or the Bridge Loan Obligations, any demand for payment or acceleration thereof, prosecution of enforcement of any of the rights and remedies under, as applicable, the Project Debt Documents or the Bridge Loan Documents, or applicable law, including, without limitation, the exercise of any rights of set-off or recoupment, and, the exercise of any rights and remedies with respect to any Collateral securing such obligations, the commencement the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code or the filing or participating in the commencement of any Insolvency Proceeding.

“Greenpac Party” means Holdings, Intermediate Holdco and Project Company. All references in this Agreement to any Greenpac Party shall include such Greenpac Party as a debtor-in-possession and any receiver or trustee for such Greenpac Party in any Insolvency Proceeding.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means, with respect to any asset (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity or party, including, without limitation, any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Project Collateral” means all assets, whether now owned or hereafter acquired by the Project Company or Intermediate Holdco, in which a Lien is granted or purported to be granted to any Project Secured Parties as security for any Project Debt Obligation, and shall include all assets of the Project Company (other than the NY Tax Collateral) and the pledge by Intermediate Holdco of its interest as member of the Project Company, including rights to distributions, control and all other rights as a member, and any rights of the Loan Parties to the CDPQ equity contribution.

“Project Credit Agreement” means the collective reference to the Credit Agreement and any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to amend, amend and restate, extend, replace, refinance or refund in whole or in part, or increase, the indebtedness and other obligations outstanding under the Credit Agreement or any other agreement or instrument, unless such agreement or instrument expressly provides that it is not intended to be and is not a Project Credit Agreement hereunder. Any reference to the Project Credit Agreement hereunder shall be deemed a reference to any Project Credit Agreement then existing.

“Project Debt Documents” means the Project Credit Agreement and the Project Security Documents.

“Project Lien” means any Lien created by the Project Security Documents.

“Project Obligations” means (a) all Obligations under the Project Credit Agreement, including without limitation all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all indebtedness under the Project Credit Agreement, and (b) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Project Debt Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Project Obligation (whether by or on behalf of any Greenpac Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Project Secured Parties be deemed to be reinstated and outstanding as if such payment had not occurred.

“Project Obligations Payment Date” means the first date on which (a) the Project Obligations (other than those that expressly survive the termination of the Project Debt Documents, including for the avoidance of doubt those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the Project Debt Documents), (b) all commitments to extend credit under the Project Debt Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the Project Debt Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the Project Debt Documents) and (d) the Agent has delivered a written notice to the Bridge Loan Secured Parties stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the Project Secured Parties.

“Project Security Documents” means the Collateral Documents.

“Project Secured Parties” means the Secured Parties.

“Recovery” has the meaning set forth in Section 3.4.

“Unasserted Contingent Obligations” shall mean, at any time, Project Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Project Debt Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made for indemnification, no notice for indemnification has been issued by the indemnitee at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, amended and restated, supplemented or otherwise modified (including in connection with a restructuring or refinancing thereof) from time to time.

ARTICLE II Bridge Loan Covenants; Waivers.

2.1 Bridge Loan Secured only by Bridge Loan Collateral. So long as any Project Obligations remain outstanding (other than those that expressly survive the termination of the Project Debt Documents, including for the avoidance of doubt those that constitute Unasserted Contingent Obligations), the parties hereto agree that there shall be no Lien, and no Greenpac Party shall have any right to create any Lien, on any assets of any Greenpac Party securing any

Bridge Loan Obligation, other than the Liens on the Bridge Loan Collateral. The Bridge Loan Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of realization of Liens on any assets of any Greenpac Party granted in contravention of this Section 2.1 shall be turned over to the Agent for application to the Project Obligations in accordance with the Project Debt Documents.

2.2 Limitation on Indebtedness of the Project Company, Holdings and Parent. Each of the Bridge Loan Lenders and the Bridge Collateral Agent acknowledges and agrees that Project Company, Holdings or Intermediate Holdco are not permitted to have any indebtedness, other than obligations of the Project Company and Intermediate Holdco constituting “Permitted Indebtedness” under the Project Debt Documents, and of Holdings in connection with the Parent Sub-Debt and the Bridge Loan Facility.

2.3 Waivers. Except as otherwise provided below in this Section 2.3, each of the Bridge Loan Secured Parties agrees that, until the Project Obligations Payment Date has occurred:

(a) It will not take or cause to be taken any action, the purpose or effect of which is to take any Lien in respect of any Bridge Loan Obligation, other than its Lien on the Bridge Loan Collateral;

(b) It will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including, without limitation, the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Project Collateral by any Project Secured Parties or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any Project Secured Parties on the Project Collateral;

(c) It has no right to (i) direct any Project Secured Parties to exercise any right, remedy or power with respect to the Project Collateral or pursuant to the Project Security Documents, or (ii) consent or object to the exercise by any Project Secured Parties of any right, remedy or power with respect to the Project Collateral or pursuant to the Project Security Documents, or to the timing or manner in which any such right is exercised or not exercised (or, to the extent it may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, it hereby irrevocably waives such right);

(d) It will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Project Secured Parties seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Project Secured Parties shall be liable for, any action taken or omitted to be taken by any Project Secured Parties with respect to, the Project Collateral or pursuant to the Project Debt Documents or the Bridge Loan Documents, as applicable;

(e) It will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Greenpac Party or any of its subsidiaries or affiliates under or with respect to any Bridge Loan Security Document, seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Bridge Loan Security Document, or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, any Bridge Loan Security Document, except pursuant to a Bridge Loan Permitted Enforcement (as defined below);

(f) It will not commence or join in commencing any Insolvency Proceeding, or commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce any interest in or realize upon, the Project Collateral;

(g) It will not otherwise seek to take any Enforcement Action in connection with the Bridge Loan Facility, except pursuant to a Bridge Loan Permitted Enforcement (as defined below) ; and

(h) It has no (and will not seek and hereby waives any) right to have the Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Collateral.

2.4 CDPQ Contribution. Each Project Partner hereby acknowledges and consents to the collateral assignment by the Project Company to the Agent for the benefit of the Project Secured Lenders of its right, title and interest in and to the CDPQ Funding Undertaking, in which, under the LLC Agreement of Holdings, the Project Company is an intended third party beneficiary.

2.5 Project Lender Enforcement Rights. The Project Lenders and the Project Debt Agents shall have the right (in their discretion, in accordance with the Project Loan Documents), to any Enforcement Action as against the Project Collateral

2.6 Bridge Loan Permitted Enforcement Rights. The Bridge Collateral Agent and the Bridge Lenders shall have the right solely to take the Enforcement Actions set forth below, subject to the following conditions (such conditioned right, “Bridge Loan Permitted Enforcement”):

(a)	Prior to Substantial Completion,

(i) the Project Debt Agents shall have received notice from the Bridge Collateral Agent certifying that there exists an “Event of Default”1 (under and as defined in the Bridge Loan Agreement (a “Bridge Loan Event of Default”)) and at least 180 days shall have passed from the date of such notice; and

[1]	Bridge Loan Event of Default prior to Substantial Completion shall consist only of Holdings level defaults, cross defaults to construction and remediation related defaults under the Project Debt, and defaults by the Greenpac Parties for failure to pay money into a Parent sweep account after it has been released under Section 5.2(a)(xiii) of the Depositary Agreement

(ii) so long as such Bridge Loan Event of Default is continuing (and subject to the proviso below), the Bridge Collateral Agent may (and at the direction of the Bridge Loan Secured Parties, shall):

(A) declare all or any portion of the unpaid principal amount of all outstanding Bridge Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Bridge Loan Document to be immediately due and payable; and

(B) exercise on behalf of itself and the Bridge Loan Secured Parties all rights and remedies available to it and the Bridge Loan Secured Parties under the Bridge Loan Documents or Applicable Law; provided that should the Bridge Loan Secured Parties seek to transfer any equity interest in Holdings (pledged pursuant to the Bridge Loan Pledge Agreement) to any Person other than a Bridge Loan Secured Party, such transfer shall be subject to the prior consent of Parent Debt Agents and the Required Lenders;

provided, that the Bridge Loan Permitted Enforcement shall be stayed and shall not exist and shall be deemed not to have existed if the acceleration of the Bridge Loan Obligations (if any) is rescinded in accordance with the terms of the Bridge Loan Agreement.

(b)	from and after Substantial Completion,

(i) If there exists a Bridge Loan Event of Default;2 and so long as such Bridge Loan Event of Default is continuing (and subject to the proviso below), with notice to the Project Debt Agents, the Bridge Collateral Agent may, and at the direction of the Bridge Loan Secured Parties, shall

(A) exercise on behalf of itself and the Bridge Loan Secured Parties all rights and remedies (except those described in clause (2) below) available to it and the Bridge Loan Secured Parties under the Bridge Loan Documents or Applicable Law, including rights and remedies with respect to the NY Tax Collateral; and

(B) after the passage of at least 180 days from receipt by Project Debt Agents of notice from the Bridge Collateral Agent certifying that there exists a Bridge Loan Event of Default, the Bridge Loan Secured Parties may foreclose on the equity interest in Holdings (pledged pursuant to the Bridge Loan Pledge Agreement), provided that should the Bridge Loan Secured Parties seek to transfer such Holdings equity to any Person other than a Bridge Loan Secured Party, such transfer shall be subject to the prior consent of the Agent and the ECA Agent and the Required Lenders;

[2]	Bridge Loan Event of Default from and after Substantial Completion shall consist only of Holdings level defaults, cross acceleration to Project Debt and defaults by the Greenpac Parties for failure to pay money into a Parent sweep account after it has been released under Section 5.2(a)(xiii) of the Depositary Agreement.

provided, further that the Bridge Loan Permitted Enforcements shall be stayed and shall not exist and shall be deemed not to have existed if the acceleration of the Bridge Loan Obligations (if any) is rescinded in accordance with the terms of the Bridge Loan Agreement.

ARTICLE III Insolvency Proceedings.

3.1 Filing of Motions. Until the (a) Project Obligations Payment Date has occurred, each of the Bridge Loan Secured Parties agrees that no Bridge Loan Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Agent or any other Project Secured Parties (including, without limitation, the validity and enforceability thereof) or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise, provided that the Bridge Loan Secured Parties may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on each of the Bridge Loan Secured Parties imposed hereby.

3.2 Financing Matters. If any Greenpac Party becomes subject to any Insolvency Proceeding, and if any Project Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code (or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law) or to provide financing to any Greenpac Party under the Bankruptcy Code (or any similar federal, state, or foreign bankruptcy, insolvency, reorganization, receivership or similar law) or to consent (or not object) to the provision of such financing to any Greenpac Party by any third party (any such financing, “DIP Financing”), then each Bridge Loan Secured Party agrees that it (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing, and (c) agrees that: (i) notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing; or (ii) shorter notice, to the extent found by a court of competent jurisdiction to be necessary and justified by the circumstances, shall be adequate notice.

3.3 Relief From the Automatic Stay. For so long as the Bridge Loan Obligations are outstanding, each Bridge Loan Secured Party agrees that it will not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in respect of any Collateral.

3.4 Avoidance Issues. If any of the Project Secured Parties is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Greenpac Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including, without limitation, because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off, as adequate protection, or otherwise, then the Project Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Project Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Bridge Loan Secured Parties agrees that it shall not be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with this Agreement.

3.5 Asset Dispositions in an Insolvency Proceeding. No Bridge Loan Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of the Project Company or Intermediate Holdco that is supported by the Project Secured Parties, and each Bridge Loan Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the Project Secured Parties.

3.6 No Waivers of Rights of Project Secured Parties. Nothing contained herein shall prohibit or in any way limit any Project Secured Parties from objecting in any Insolvency Proceeding or otherwise to any action taken by any Bridge Loan Secured Party, including, without limitation, the seeking by any Bridge Loan Secured Party of adequate protection or the asserting by any Bridge Loan Secured Party of any of its rights and remedies under the Bridge Loan Documents or otherwise.

3.7 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

ARTICLE IV Project Debt Documents and Bridge Loan Documents.

4.1 No Modification of Bridge Loan Documents. Each Bridge Loan Secured Party agrees that it shall not at any time execute or deliver any, or cause or permit any, amendment or other modification:

(a) to any material terms or conditions of the Bridge Loan Documents including any modification that:

(i) increases the interest rate (other than in connection with the imposition of a default rate of interest under the Bridge Loan Documents) or principal amount of the Bridge Loan Obligations;

(ii) increases in any other material respect any monetary obligations of Holdings or any Project Partner or any other Person under the Bridge Loan Documents;

(iii) shortens the scheduled maturity date of any of the Bridge Loan Obligations;

(iv) converts or exchanges any of the Bridge Loan Obligations into or for any other indebtedness;

(v) permits amendment or modification of the provisions on the LLC Agreements limiting transfers of interests in Holdings, Intermediate Holdco or the Project Company or the “special purpose” provisions contained therein;

(vi) amends or modifies the definition of, or remedies for the enforcement of, “Defaults” or “Events of Default” (including modification of any representation or covenant relating thereto) under and as defined in the Bridge Loan Documents;

(vii) cross defaults the Bridge Loan Obligations with any other indebtedness; or

(viii) if applicable, extends the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increases the amount of any such prepayment fee, premium or yield maintenance charge.

(b) to any immaterial terms or conditions of the Bridge Loan Documents, which are inconsistent with or in violation of this Agreement, or which otherwise could be detrimental to the Project Secured Parties.

4.2 Modification of Project Debt Documents. The Bridge Loan Secured Parties agree with the Project Debt Secured Parties, that the Project Debt Secured Parties and the Project Company may make any modifications agreed between such Persons to the Project Debt Documents, and that no Bridge Loan Secured Party has any right or power to object to such amendment or modification; provided that Parent Debt Agents agree not to consent to any amendment of Sections 5.2(a)(xiii), 5.5(c)(ii) or 5.5(d)(ii) or the wire instructions set forth on Appendix I-B, in as far as such provisions impact the direction of payment of the Bridge Loan Facility, without the prior written consent of the Bridge Lenders.

4.3 Additional Debt as Project Debt. It is understood that the Project Debt Agents, without the consent of any Bridge Loan Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of the Project Company or Intermediate Holdco become Project Obligations under this Agreement, which supplemental agreement shall specify that such Additional Debt constitutes Project Obligations, provided that such Additional Debt is permitted to be incurred by the Project Credit Agreement then existing.

ARTICLE V Reliance; Waivers; etc.

5.1 Reliance. The Project Debt Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. Each Bridge Loan Secured Party expressly waives all notice of the acceptance of and reliance on this Agreement by the Project Secured Parties.

5.2 No Warranties or Liability. Each Project Debt Agent and Bridge Loan Secured Party acknowledges and agrees that none of them has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Project Debt Document or any Bridge Loan Document. Except as otherwise provided in this Agreement, each Project Debt Agent and Bridge Loan Secured Party will be entitled to manage and supervise their respective extensions of credit to any Greenpac Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

5.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Greenpac Party with the terms and conditions of any of the Project Debt Documents or the Bridge Loan Documents.

5.4 Existing Defaults; Breaches of Representations and Warranties. None of the Bridge Loan Secured Parties are in default or in material breach of any Bridge Loan Document.

ARTICLE VI Obligations Unconditional.

6.1 Project Obligations Unconditional. All rights and interests of the Project Secured Parties hereunder, and all agreements and obligations of the Bridge Loan Secured Parties (and, to the extent applicable, the Greenpac Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Project Debt Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Project Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement, of any Project Debt Document (including, without limitation, any increase in the amount of the Project Obligations);

(c) prior to the Project Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any of the Collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement, of all or any portion of the Project Obligations or any guarantee or guaranty thereof (including, without limitation, any increase in the amount of the Project Obligations);

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Greenpac Party in respect of the Project Obligations or of any Project Partner or any Greenpac Party, to the extent applicable, in respect of this Agreement; or

(e) the commencement of any Insolvency Proceeding in respect of the Project Company, Intermediate Holdco, Holdings, any Project Partner or any Bridge Loan Secured Party.

ARTICLE VII Representations and Warranties of Bridge Loan Secured Parties.

Each of the Bridge Loan Secured Parties represents and warrants as to itself to and in favor of the Project Debt Agents and the other Project Secured Parties, as of the date hereof, as follows:

7.1 Organization. Such Person is (a) an entity, validly existing and in good standing under the laws of the State or country of its jurisdiction and (b) duly qualified, authorized to do business and in good standing in each other jurisdiction where failure to be so qualified would have or could reasonably be expected to have a Material Adverse Effect. Such Person has all requisite power and authority to execute, deliver and perform this Agreement.

7.2 Authorization; No Conflict. Such Person has duly authorized, executed and delivered this Agreement, and neither such Person’s execution and delivery hereof nor its consummation of the transactions contemplated hereby nor its compliance with the terms hereof (a) conflicts with or constitutes a default under or results in any violation of (i) any Applicable Law applicable to or binding on such Person or any of its properties, or (ii) the provisions of the Organization Documents of such Person; (b) constitutes a default under or results in the violation of the provisions of any indenture, mortgage, deed of trust, or agreement or other instrument to which such Person is a party or by which it or any of its properties or assets is bound or affected; or (c) results in or requires the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets, or results in the acceleration of, any obligation, except, in each case (with the exception of clause (a)(ii) above) as could not reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance by such Person of this Agreement does not require the approval or consent of any holder or trustee of any Indebtedness or other obligations of such Person which has not been obtained.

7.3 Enforceability. This Agreement is a legal, valid and binding obligation of such Person under the laws of the State of New York, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles. The Project Debt Agents (on behalf of the Project Secured Parties) may enforce this agreement through specific performance.

7.4 Compliance with Law. (a) Such Person is in compliance with and not in default under (i) the Bridge Loan Documents or (ii) its Organization Documents; and (b) such Person is in material compliance with all Applicable Law applicable to it.

ARTICLE VIII Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Project Debt Document or any Bridge Loan Document, the provisions of this Agreement shall govern.

8.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the Project Obligations Payment Date shall have occurred. This is a continuing agreement and the Project Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Project Company on the faith hereof.

8.3 Information Concerning Financial Condition of Greenpac Parties. Each Project Debt Agent and each of the Bridge Loan Secured Parties hereby agree that no party shall have any duty to advise any other party of information known to it regarding the financial condition of Parent or each of the other Greenpac Parties or any other circumstances. In the event any Project Debt Agent or any of the Bridge Loan Secured Parties, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine or (c) to disclose any other information.

ARTICLE IX

MISCELLANEOUS

9.1 Amendments; Waivers; Consents. This Agreement may not be amended, amended and restated, supplemented or otherwise modified, except in a writing signed by each of the parties hereto. The parties hereto acknowledge and agree that the Project Debt Agents may only act hereunder in accordance with the provisions of Section 9.1 of the Credit Agreement.

9.2 Termination. Upon the payment in full in cash and performance in full of all Obligations, and the termination of all Commitments and other obligations of the Secured Parties under the Project Debt Documents (other than, in each case, those Obligations that are intended to survive the termination of the Project Debt Documents, including, for the avoidance of doubt, Unasserted Contingent Indemnification Obligations), this Agreement shall terminate.

9.3 Notices.

(a) Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on Schedule X hereto, or (ii) addressed to such other address as shall be notified in writing to all other parties hereto. Transmissions made by electronic mail or E-Fax to either Project Debt Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of such Project Debt Agent applicable at the time and previously communicated to the parties hereto, and (z) if receipt of such transmission is acknowledged by such Project Debt Agent.

(b) Effectiveness. (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (A) if delivered by hand, upon personal delivery, (B) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (C) if delivered by mail, three (3) Business Days after deposit in the mail, and (D) if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission. Parties shall deliver a copy of any notice given to Agent contemporaneously to ECA Agent.

9.4 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).

9.5 Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER PROJECT DEBT DOCUMENTS, BRIDGE LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.6 Reinstatement. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization or liquidation of any Greenpac Party or any other Person party to a Project Loan Document or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for any Greenpac Party or any other Person party to a Loan Document or any substantial part of such Greenpac Party’s or any other such Person’s assets, or otherwise, all as though such payments had not been made.

9.7 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.8 Successions or Assignments

(a) Successors. This Agreement shall inure to the benefit of the successors or assigns of the Project Debt Agents and the other Project Secured Parties.

(b) Assignment. This Agreement is binding upon each of the Bridge Loan Secured Parties and its respective successors and assigns. None of the Bridge Loan Secured Parties is entitled to assign its obligations hereunder to any other Person without the written consent of the Project Debt Agents, and any purported assignment in violation of this provision shall be void.

9.9 Headings Descriptive. Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such article and section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

9.10 Entire Agreement. This Agreement, together with each other Loan Document executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

9.11 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.12 Liability. NO CLAIM MAY BE MADE BY ANY BRIDGE LOAN SECURED PARTY, OR ANY OF THE MEMBERS, SHAREHOLDERS, AFFILIATES, DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM AGAINST EITHER PROJECT DEBT AGENT OR ANY PROJECT SECURED PARTY OR THE MEMBERS, SHAREHOLDERS, AFFILIATES, DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

9.13 Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and, of the United States the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of relating to the Agreement or the other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Project Debt Agents or other Project Secured Parties may otherwise have to bring any action or proceeding relating to this Agreement against any of Project Company, Bridge Loan Secured Parties, or Holdings or such Person’s properties in the courts of any jurisdiction. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.14 Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Project Debt Documents.

9.15 Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Agreement and the making of the Loans and extensions of credit thereunder.

9.16 Cost and Expenses. Each of the Bridge Loan Secured Parties shall jointly bear the costs and expenses of enforcement of rights and remedies of Agents against Bridge Loan Secured Parties under this Agreement (in accordance with the indemnity and expense provisions in the Credit Agreement, mutatis mutandis), to the extent that the Project Company does not pay such costs after 30 days notice of the same.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Michael J. Sullivan
	Name:	Michael J. Sullivan
	Title:	Duly Authorized Signatory

KfW IPEX-BANK GMBH, as ECA Agent

By:	/s/ Christian Simon André Portner
	Name:	Christian Simon / André Portner
	Title:	Vice President / Director

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC

By:	/s/ Alain Tremblay Luc Houle
	Name:	Alain Tremblay / Luc Houe
	Title:	Manager / Senior Vice-President

CASCADES USA INC.

By:	/s/ Allan Hogg
	Name:	Allan Hogg
	Title:	Director

Schedule X

Notice Addresses

General Electric Capital Corporation 299 Park Avenue New York, NY 10171-002 Attn: GreenPac Account Manager Tel: 646-428-7014 Facsimile: 203-585-1256

With a copy to:

General Electric Capital Corporation

10 Riverview Drive

Danbury, CT 06810

Attn: Jill Zellmer, General Counsel,

Corporate Finance

Facsimile: (203) 749-4562

and a copy to:

            General Electric Capital

Corporation

#1400-123 Front St. W

Toronto, ON, M5J 2M2

Fax: 416-202-6226

Attention: Corporate Counsel - Corporate Finance

KfW IPEX-Bank GmbH Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany

Caisse de dépôt et placement du Québec

c/o CDPQ Investment GML Inc.

Centre CDP Capital

1000 Place Jean-Paul-Riopelle

Montreal, Quebec

Canada H2Z 2B3

Attention: Alain Tremblay, Investment Manager

Private Equity Group

Facsimile: (514) 847-2125

Attention: Guy Lebeuf, Esq., Director, Advisory

Services, Legal Affairs

Facsimile: (514) 281-5811

with a copy to: Norton Rose OR LLP 1 Place Ville Marie Suite 2500 Montreal, Quebec Canada H3B 1R1 Attention: Jean-Pierre Colpron, Esq. Facsimile: (514) 286-5474

Cascades USA Inc.

c/o Corporate Supply Group – Recycled Fibres

Division

61 St. Joseph Blvd.

Lachine (Quebec) H82 2K9 Canada

Attn: Pascal Aguettaz, Vice President of Corporate

Services

Facsimile: (514) 595-2844

with a copy to:

Cascades Specialty Products Group,

a division of Cascades Canada Inc.

404 Marie-Victorin Blvd.

Kingsey Falls (Quebec) JOA 1B0

Canada

Attn: Director Legal Affairs

Facsimile: (819) 363-5125

SCHEDULE 2.01(B)

LOANS

Loans

Caisse de dépôt et placement du Québec (and/or its Affiliate(s)), for a maximum of [REDACTED] of the Loans outstanding at any time	$	[REDACTED	]

Cascades Canada Inc. or Cascades USA Inc. (and/or its Affiliate(s)), for a minimum of [REDACTED] of the Loans outstanding at any time	$	[REDACTED	]

SCHEDULE 2.06

SCHEDULED AMORTIZATION

The following is the amortization schedule, which will begin on the first Payment Date following the Amortization Start Date:

Payment Date following Amortization Start Date	Quarterly Principal Amortization [To be paid in eight equal quarterly payments]
1	12.5%
2	12.5%
3	12.5%
4	12.5%
5	12.5%
6	12.5%
7	12.5%
8	Final outstanding balance

SCHEDULE X

REFUNDABLE TAX CREDITS

[REDACTED]